UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

ENTERPRISE PRODUCTS PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14323 (Commission File Number)	76-0568219 (IRS Employer Identification No.)
1100 Louisiana Street, 10th Floor, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant's telephone number, including area code: (713) 381-6500

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Sixth Amended and Restated Partnership Agreement.  On August 21, 2014, Enterprise Products Holdings LLC (the "General Partner"), the general partner of Enterprise Products Partners L.P. (the "Partnership"), executed Amendment No. 2, (the "Amendment") to the Partnership's Sixth Amended and Restated Agreement of Limited Partnership dated November 22, 2010, as previously amended by Amendment No. 1 thereto dated as of August 11, 2011 (the "Partnership Agreement"). The Amendment amends the definitions of "Available Cash" and "Minimum Quarterly Distribution" set forth in the Partnership Agreement in connection with the Partnership's previously announced two-for-one split of its common units representing limited partner interests ("Common Units"), effected on August 21, 2014 by the pro rata distribution of one additional Common Unit for each Common Unit outstanding.

In accordance with Section 13.1(d) of the Partnership Agreement, the General Partner has determined that the Amendment does not require approval of any limited partner.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01  Other Events.
Compensation of Non-Management Directors
On August 25, 2014, the Board of Directors (the "Board") of the General Partner adopted and approved a new compensation package for non-management members of the Board for the period beginning on January 1, 2015 and until revised by similar Board action.
Effective as of January 1, 2015, the compensation payable to each of the current non-management directors and any non-management director who may be elected or appointed a director (an "Independent Director"), as approved by the Board, consists of:
(i)	an annual retainer in cash of $85,000; and
(ii)	an annual grant of Common Units having a fair market value, based on the closing price of a Common Unit of the Partnership on the New York Stock Exchange (or, in the event that such Common Units are no longer listed for trading on the New York Stock Exchange, then such other national securities trading market on which such Common Units shall be listed for trading) on the trading day immediately preceding the date of grant, of $85,000.
In addition to the foregoing, (i) the compensation payable to an Independent Director who is also the Chairman of the Audit and Conflicts Committee of the Board shall also include an annual retainer in cash of $20,000 and (ii) the compensation payable to an Independent Director who is also the Chairman of the Governance Committee of the Board shall also include an annual retainer in cash of $15,000.
The cash portion of the compensation described above (i) will be payable quarterly and (ii) will be prorated for the number of days in a calendar quarter that an individual serves as an Independent Director and/or as a Chairman of the Audit and Conflicts Committee and/or the Governance Committee.

Item 9.01	Financial Statements and Other Exhibits
          (c) Exhibits

Exhibit No.	Description
3.1	Amendment No. 2 to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products Holdings LLC, its General Partner

Date: August 25, 2014	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 2 to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of August 21, 2014.